Exhibit 10.1

ASSETS PURCHASE AGREEMENT

THIS ASSETS PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of __________, 2025, by and between , a company incorporated in the British Virgin Island (“Seller”), and Fangdd Network Group Ltd., a company incorporated in the Cayman Islands (“Buyer”). Seller and Buyer are each referred to herein as a “Party” and collectively as the “Parties” to this Agreement.

WHEREAS, Seller has created certain artificial intelligence technology (“Tech Asset”) known as *****; and

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, all of the assets related to or which are used, useful or held for use in connection with the Tech Asset, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined have the meaning ascribed to them in Schedule 1 hereto.

2. Purchase and Sale of Assets.

(a) Subject to the terms and conditions set forth herein, Seller hereby irrevocably sells, assigns, transfers, delivers and conveys to Buyer, and Buyer hereby purchases and acquires from Seller, free and clear of any Encumbrances, all of Seller’s right, title, and interest in, to and under all of the tangible and intangible assets, properties, and rights of every kind and nature and wherever located, which relate to, or are used or held for use in connection with, the Tech Asset (collectively, the “Acquired Assets”), including those set forth under Schedule 2(a) hereto. Notwithstanding the foregoing, the transfer of the Acquired Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Acquired Assets.

(b) Buyer shall not assume any liability, debt, direct or indirect indebtedness, duty, commitment or obligation of any nature whatsoever, asserted or unasserted, known or unknown, fixed or inchoate, liquidated or unliquidated, secured or unsecured, accrued or unaccrued, mature or unmatured absolute, contingent or otherwise (the “Liabilities”) associated with or otherwise in connection with the Acquired Assets.

3. Purchase Price and Payment; Tax.

(a) The aggregate purchase price for the Acquired Assets shall be US$34,320,000 (the “Purchase Price”). The Purchase Price shall be paid within three (3) months after the execution of this Agreement, by wire transfer of immediately available funds to Seller’s bank account designated by Seller in writing at least 10 days prior to the payment or by other lawful means as Buyer may deem appropriate in its sole discretion.

(b) All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be borne and paid by Seller when due. Seller shall, at his sole expense, timely file any tax return or other document with respect to such Taxes or fees (and Buyer shall cooperate with respect thereto as necessary).

4. Earnout Payment. Seller shall be eligible to receive in the future additional rewards payable by Buyer (the “Earnout Payment”) based on the amount of revenue increased during the calendar years ending on December 31, 2025, December 31, 2026 and December 31, 2027. The amount, timing and manner of the Earnout Payment payable to Seller with respect to each of the years ending as of such dates are set forth in Schedule 4 hereto.

5. Deliverables. Upon execution of this Agreement, Seller shall deliver to Buyer the following:

(a) a Bill of Sale and Assignment and Assumption Agreement in the form of Exhibit A hereto;

(b) an Intellectual Property assignment in the form of Exhibit B hereto (the “IP Assignment”); and

(c) the Books and Records.

6. Further Assurances. From and after the date hereof, each of the Parties hereto shall execute and deliver such additional documents, instruments, conveyances, and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement and the documents to be delivered hereunder.

7. Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements contained in this Section 7 are true and correct as of the date hereof.

(a) Authority of Seller; Enforceability. Seller is a company duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it was organized and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted Seller and to enter into this Agreement and perform its obligations hereunder. The execution, delivery, and performance of this Agreement by Seller have been duly authorized by all necessary organizational action of Seller, and when executed and delivered by both Parties, this Agreement will constitute a legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms and conditions.

(b) No Conflicts; Consents. The execution, delivery, and performance by Seller of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with the certificate of incorporation, memorandum and articles of association, by-laws, or any other organizational documents of Seller; (ii) violate or conflict with any judgment, order, decree, statute, Law, ordinance, rule, or regulation; (iii) conflict with, or result in (with or without notice or lapse of time or both), any violation of or default under, or give rise to a right of termination, acceleration, or modification of any obligation or loss of any benefit under, any contract or other instrument to which this Agreement or any of the Acquired Assets are subject; or (iv) result in the creation or imposition of any encumbrances on the Acquired Assets. Except as has previously been obtained by Seller, no consent, approval, waiver, or authorization is required to be obtained by Seller from any Person or entity (including any governmental authority) in connection with Seller’s execution, delivery, and performance of this Agreement.

(c) Ownership. Seller owns good, valid and marketable right, title, and interest in and to all of the Acquired Assets, free and clear of all Encumbrances. Seller is in full compliance with all legal requirements applicable to the Acquired Assets and Seller’s ownership and use thereof. Upon signing of this Agreement, Buyer shall acquire exclusive, good title or a valid interest in or a valid license to use all of the Acquired Assets.

(d) Condition of Assets. The Acquired Assets are in good operating condition and repair, and are adequate for the uses to which they are being put.

(e) Intellectual Property.

(i) There is no Intellectual Property related in any way to the Acquired Assets owned or purported to be owned by Seller that is: (i) subject to any issuance, registration, application or other filing by, to or with any governmental authority or authorized private registrar in any jurisdiction, indicating for each, the applicable jurisdiction, title, registration number (or application number), and the date issued (or date filed); or (ii) material to the operation of the Acquired Assets, but is not subject to any issuance, registration, application or other filing by, to or with any governmental authority or authorized private registrar in any jurisdiction.

(ii) No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the disclosure or delivery by or on behalf of Seller of any Seller Source Code. Seller has actual possession of Seller Source Code and all source code, system documentation, statements of principles of operation and schematics, as well as any pertinent commentary, explanation, program (including compilers), workbenches, tools and higher-level language used for the development, maintenance, implementation and use of the Purchased Software. “Purchased Software” means all Software owned or purported to be owned by Seller related in any way to the Acquired Assets, including (a) the name of the Software, and (b) a description of the Software. Neither Seller nor any Person acting on Seller’s behalf has disclosed, delivered or licensed to any Person, agreed to disclose, deliver or license to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any source code owned by Seller (“Seller Source Code”).

(iii) Seller is, and for the last six (6) years, has been in compliance with all applicable licenses with respect to Publicly Available Software, including all notice and attribution requirements. None of the Purchased Software incorporates, embeds, or is distributed or installed with, statically or dynamically links with, or otherwise interacts with any Publicly Available Software or other elements that would result in any obligation to distribute, license or otherwise make available Purchased Software, either in whole or in part: (i) in source code form; (ii) on a royalty-free or a reasonable and non-discriminatory basis; (iii) for the purpose of making derivative works; (iv) under terms that allow reverse engineering, reverse assembly or disassembly of any kind; or (v) in a manner that would obligate Seller to covenant not to sue third persons for infringement of the Seller Intellectual Property. For the last six (6) years, Seller has not received any requests from any Person for disclosure of source code owned by Seller.

(iv) There are no contracts by or through which other Persons grant Seller rights or interests in or to any Intellectual Property that are used in or necessary for the operation of the Acquired Assets and there are no contracts by or through which Seller grants other Persons rights or interests in or to any Intellectual Property.

(v) Seller exclusively owns all right, title and interest in and to the Seller Intellectual Property, free and clear of Encumbrances. There are no Intellectual Property licenses used in or necessary for the operation of the Acquired Assets. Seller is in full compliance with all legal requirements applicable to the Seller Intellectual Property and the ownership and use thereof. The Seller Intellectual Property will be owned and available for use by Buyer following the date hereof on substantially identical terms and conditions as it was owned or available for use by Seller prior to the date hereof. The Seller Intellectual Property constitutes all of the Intellectual Property used in or necessary for the operation of the Acquired Assets. “Seller Intellectual Property” means all of the registered and non-registered Intellectual Property of Seller used in or necessary for the operation of the Acquired Assets and included in the Acquired Assets.

(vi) Neither the Seller Intellectual Property, nor the operation of the Acquired Assets has, does or will, infringe(d), violate(d) or misappropriate(d) any Intellectual Property right of any Person. None of the Seller Intellectual Property is subject to any outstanding Order and Seller has not received any notice or other communication, and no Proceeding has been instituted, settled or, to the Knowledge of Seller, threatened that alleges any such infringement, violation or misappropriation. To the Knowledge of Seller, there are no facts or circumstances that could reasonably be expected to give rise to any such Proceeding. There is no claim or demand of any Person pertaining to, or any Proceeding which is pending or, threatened, that challenges the rights of Seller in respect of the Seller Intellectual Property. No Person is misappropriating, violating or infringing upon, or has misappropriated, violated or infringed upon at any time, the Seller Intellectual Property or any other right of Seller or the Acquired Assets. No employee or consultant of Seller has claimed rights to or any interests in or to any of the Seller Intellectual Property.

(vii) Seller has entered into binding, valid and enforceable, contracts with each current and former employee, independent contractor, and other Person who is or was involved in or has contributed to the invention, creation, or development of any Seller Intellectual Property during the course of employment or engagement with Seller whereby such Person: (i) acknowledges Seller’s exclusive ownership of all Intellectual Property invented, created, or developed by such Person within the scope of such Person’s engagement or other relationship with Seller; (ii) grants to Seller an assignment of any and all ownership interests such Person may have in or to such Intellectual Property; and (iii) waives any right or interest regarding any such Intellectual Property, to the extent permitted by applicable Law.

(viii) Seller has taken all reasonable steps that are required or necessary to protect the Seller’s rights in confidential information and trade secrets of Seller or provided by any other Person to Seller. Without limiting the foregoing, Seller has, and enforce, a policy requiring each employee, consultant, and contractor to execute proprietary information, confidentiality and assignment agreements substantially in Seller’s standard forms, and all current and former employees, consultants and contractors of Seller has executed such an agreement in substantially Seller’s standard form.

(ix) Neither this Agreement nor the transactions contemplated by this Agreement will result in: (i) Seller or Buyer granting to any third party any right to or with respect to any Seller Intellectual Property, (ii) Buyer being bound by or subject to, any exclusivity obligations, non-compete or other restriction on the operation or use of the Acquired Assets, or (iii) Buyer being obligated to pay any royalties or other material amounts to any third party in excess of those payable in the absence of this Agreement or the transactions contemplated hereby.

(x) No Seller Intellectual Property is subject to any Proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or commercialization thereof by Buyer following the date hereof or that may affect the validity, use or enforceability of such Seller Intellectual Property.

(xi) No funding, facilities or resources of a governmental authority or a university, college, other educational institution or research center was used in the development of the Seller Intellectual Property and no governmental authority, university, college, other educational institution or research center has any claim or right in or to the Seller Intellectual Property. No rights have been granted to any governmental authority under any Seller Intellectual Property other than the same standard commercial rights as are granted by the Seller to commercial end users of the Seller services in the ordinary course of business. No current or former employee, consultant or independent contractor of the Seller who was involved in, or who contributed to, the creation or development of any Seller Intellectual Property, has performed services for the government, a university, college or other educational institution, or a research center, during a period of time during which such employee, consultant or independent contractor was also performing services for Seller. No current or former partner, employee or any third Person has any claim, right (whether or not currently exercisable), or interest to or in any of the Seller Intellectual Property.

(f) Artificial Intelligence.

(i) Seller has: (i) obtained all licenses, consents, and permissions, provided all notices and disclosures, and otherwise has all rights, in each case as required under applicable Law, to collect and use all such AI Inputs in the conduct of Seller’s business as currently conducted and as proposed to be conducted; and (ii) complied with all use restrictions and other requirements of any license, consent, permission, or other contract and any website terms of use, terms of service, or other terms governing Seller’s collection and use of such AI Inputs, including the extraction of AI Inputs using web scraping, web harvesting, or similar Software.

(ii) Seller has: (i) implemented procedures to (A) ensure that any AI Technology incorporated in or used in the development, operation, or improvement of any Seller AI is reproducible in a manner consistent with industry standard procedures and (B) enable similar or equivalent AI Technology to be developed, retrained, or improved; and (ii) maintained a technical description of any neural networks used in or with any Seller AI that is sufficiently detailed to enable data scientists, engineers, and programmers reasonably skilled in the development of AI Technology to retrain, debug, and improve such neural networks in the ordinary course. “Seller AI” means, collectively, all Seller AI Products and all other proprietary AI Technology related to the Acquired Assets used or held for use in the Seller’s business as currently conducted and as proposed to be conducted.

(iii) Seller has not: (i) used any Generative AI Tools (whether owned or controlled by Seller or any other Person) in a manner that does, will, or could reasonably be expected to adversely affect the ownership, validity, enforceability, registrability, or patentability of any Seller Intellectual Property or any material content or other output created by such Generative AI Tools that Seller or its Affiliates intended to maintain as proprietary; (ii) included any trade secrets (including source code) or other confidential and proprietary information in any prompts or inputs into any Generative AI Tool owned or controlled by any other Person; or (iii) used any Generative AI Tool in a manner that does not comply with the applicable license or other contract terms. For each third party AI Technology that is used by Seller, Seller (i) has complied with all license terms applicable to such third party AI Technology; (ii) owns any improvements to the third party AI Technology; (iii) owns the model that is created by use of algorithms applied to the Seller’s intellectual property; and (iv) owns the outputs generated by use of the third party AI Technology at the expense of the Seller.

(iv) Seller has implemented and is in compliance with industry standard policies and procedures for the ethical and responsible use of AI Technology, including for: (i) developing and implementing AI Technology in a way that promotes transparency, accountability, and human interpretability; (ii) identifying and mitigating bias in AI Inputs or Seller AI Products; and (iii) management oversight and approval of employees’ and contractors’ collection and use of AI Inputs and development and implementation of AI Technology, including use of Generative AI Tools; and (iv) compliance with all Laws applicable to the Seller’s development and implementation of AI Technology (collectively, “Company AI Policies”). There has been no notice, complaint, claim, proceeding, litigation, inquiry, audit, investigation, or other action by any Governmental Authority or other Person: (A) alleging that any AI Inputs used in the development, training, improvement, or testing of any Seller AI was falsified, biased, untrustworthy, or manipulated in an unethical or unscientific way; or (B) otherwise concerning any Seller AI Product or the Seller’s development or implementation of AI Technology; and there are no facts or circumstances that could reasonably be expected to give rise to any of the foregoing.

(g) Compliance with Laws.

(i) Seller has complied, and is presently complying, with all Laws applicable to the ownership and use of the Acquired Assets. There are no pending or threatened Proceedings relating to Seller’s failure to comply with any Laws applicable to the ownership and use of the Acquired Assets. Seller has not received any written communication from any governmental authority alleging that he is not in compliance in any material respect with any Laws applicable to him and related to the Acquired Assets.

(ii) There are no Permits required for Seller for the ownership and use of the Acquired Assets.

(h) Investment Representations.

(i) Seller understands and acknowledges that (a) none of the Earnout Shares have been registered or qualified under the Securities Act of 1933, as amended (the “1933 Act”), or under any securities laws of any state of the United States or other jurisdiction, in reliance upon specific exemptions thereunder for transactions not involving any public offering; (b) all of the Earnout Shares constitute “restricted securities” as defined in Rule 144 under the 1933 Act; and (c) none of the Earnout Shares may be sold, transferred or otherwise disposed of unless a registration statement under the 1933 Act with respect to such Earnout Shares and qualification in accordance with any applicable state securities laws becomes effective or unless such registration and qualification is inapplicable, or an exemption therefrom is available. Seller shall not transfer or otherwise dispose of any of the Earnout Shares acquired hereunder or any interest therein in any manner that may cause Buyer to be in violation of the 1933 Act or any applicable state securities laws. Seller is an “accredited investor” as defined in Rule 501(a) of the 1933 Act or is not a “U.S. person” as defined under the Regulation S under the 1933 Act. No “bad actor” disqualifications described in Rule 506(d)(1)(i) through (iii) under the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) apply to Seller or any of Seller’s Rule 506(d) Related Parties, and Seller shall notify the Company promptly in writing in the event any such disqualification becomes applicable to Seller or any of Seller’s Rule 506(d) Related Parties hereafter.

(ii) Seller has such knowledge and experience in financial and business matters that Seller is capable of evaluating the merits and risks of the prospective investment in Buyer, and if earned, the Earnout Shares. Seller is acquiring, if earned, the Earnout Shares, for its own account and not with a view towards resale or distribution. Seller has been provided all information he requested to evaluate an investment in Buyer’s Class A ordinary shares. Seller has had the opportunity to ask questions of and has received answers from Buyer concerning the Buyer and the Buyer’s Class A ordinary shares, including if earned, the Earnout Shares, and to obtain any additional information necessary to verify the accuracy of the information furnished.

(i) Full Disclosure. No representation or warranty by Seller in this Agreement and no statement contained in the Schedules to this Agreement or any certificate or other document furnished or to be furnished to Buyer pursuant to this Agreement contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

(j) No Other Representations or Warranties. Except for the representations and warranties contained in this Section 7, Seller has not made and makes no other express or implied representation or warranty, either oral or written, whether arising by law, course of dealing, course of performance, usage, trade or otherwise, including with respect to the ownership, issuance, patentability, claim scope, validity, enforcement, enforceability, or use of the Acquired Assets, all of which are expressly disclaimed.

8. Indemnification. Seller shall indemnify and hold harmless Buyer from and against any and all losses, damages, liabilities, costs (including legal costs and experts’ and consultants’ fees), charges, expenses, actions, proceedings, loss of opportunities, claims, demands, fines, interest and penalties that are sustained or incurred by Buyer by reason of, resulting from or arising out of any breach or inaccuracy in any representation or warranty made by Seller contained in this Agreement, or any breach, violation or non-fulfillment of any covenant, obligation or agreement contained in this Agreement.

9. Bulk Sales Laws. The Parties hereby waive compliance with the provisions of any bulk sales, bulk transfer or similar laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Acquired Assets to Buyer; provided, however, that Seller agrees (a) to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against Buyer or the Acquired Assets by reason of such noncompliance; (b) to indemnify, defend and hold harmless Buyer from and against any and all claims in the manner provided in Section 8; and (c) to take promptly all necessary action to remove any Encumbrance which is placed on the Acquired Assets by reason of such noncompliance.

10. Miscellaneous.

(a) Survival. All of Seller’s representations, warranties, covenants, and agreements contained herein and all of Buyer’s related rights to indemnification shall continue in full force and effect following the date hereof.

(b) Confidentiality of Terms. The Parties hereto will keep the terms and existence of this Agreement and the identities of the Parties hereto and their affiliates confidential and will not now or hereafter divulge any of this information to any third party except (a) with the prior written consent of the other Party; (b) as otherwise may be required by law or legal process; (c) as otherwise may be required by securities Law (or stock exchange); (d) during the course of litigation, so long as the disclosure of such terms and conditions is restricted in the same manner as is the confidential information of other litigating parties; (e) in confidence to its legal counsel, accountants, banks, and financing sources and their advisors solely in connection with complying with or administering its obligations with respect to this Agreement; (f) by Buyer, to potential purchasers or licensees of the Acquired Assets; (g) in order to perfect Buyer’s interest in the Acquired Assets with any governmental patent, trademark or copyright offices; or (h) to enforce Buyer’s right, title, and interest in and to the Acquired Assets; provided that, in (b), (c) and (d) above, (I) to the extent permitted by law, the disclosing Party will use all legitimate and legal means available to minimize the disclosure to third parties, including, without limitation, seeking a confidential treatment request or protective order whenever appropriate or available; and (II) the disclosing Party will provide the other Party prior written notice of such disclosure.

(c) Notices. Any notice required or permitted under this Agreement shall be given in writing, and when addressed to the applicable Party at the address below indicated, shall be deemed effectively given (a) at the time of personal delivery, if delivery is in person; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after deposit with an express overnight courier for domestic deliveries, or three (3) business days after deposit with an express overnight courier for international deliveries, in each case with proof of delivery from the courier requested:

If to Seller:

*****
Address: *****

Attention: *****

Telephone: *****

Email: *****

If to Buyer:

Fangdd Network Group Ltd.
Attention: *****

Telephone: *****

Email: *****

or such other address or to the attention of such other Person as the recipient Party shall have specified by prior written notice to the sending Party in accordance with the above provisions.

(d) Termination. This Agreement may be terminated upon the occurrence of any one or more of the following events:

(i) by Buyer by giving written notice to Seller if the Purchase Price has not been paid by Buyer to Seller within three (3) months after the execution of this Agreement; or

(ii) by Buyer (upon written notice from Buyer to Seller), if Seller breaches or fails to perform or comply with any of its representations, warranties or covenants contained in this Agreement.

(e) Merger of Negotiations; Entire Agreement; Amendments. This Agreement and any other documents expressly referred to herein and other documents dated as of even date herewith embody the complete agreement and understanding among the Parties with respect to the subject matter herein and supersede and preempt any prior understandings, agreements or representations by or among the Parties, written or oral, which may have related to the subject matter hereof in any way. Amendments to this Agreement may be made only with the written consent of the Parties.

(f) Fees and Expenses. Except as otherwise provided in this Agreement, Seller and Buyer will bear their respective fees and expenses in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses of its own financial consultants, accountants and legal counsel.

(g) Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of Hong Kong.

(h) Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, including the validity, invalidity, breach or termination thereof, shall be settled by arbitration in Hong Kong at the Hong Kong International Arbitration Center under the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “Rules”) in force when the notice of arbitration is submitted in accordance with these Rules. The number of arbitrators shall be one (1). The arbitration proceedings shall be conducted in English. The arbitration award shall be final, conclusive and binding on the parties to the arbitration. Any Party to the dispute may apply to a court of competent jurisdiction for enforcement of such award. The Parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each Party shall separately pay for its respective counsel fees and expenses, provided, however, that the prevailing Party in any such arbitration shall be entitled to recover from the non-prevailing Party its reasonable costs and attorney fees.

(i) Severability. In the event that any word, phrase, clause, sentence, or other provision herein shall violate any applicable statute, ordinance, or rule of law in any jurisdiction which governs this Agreement, such provisions shall be ineffective to the extent of such violation without invalidating any other provision herein.

(j) No Third Party Rights. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or to give any Person, firm, corporation or other entity, other than the Parties to this Agreement or their successors in interest, any rights or remedies.

(k) Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns and transferees of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors, assigns and transferees any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(l) Counterparts. This Agreement may be executed by electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument. Counterparts may be delivered by facsimile, electronic mail (including pdf) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be properly executed and delivered as of the date first written above.

SELLER:

Name:
Title:

BUYER:

FANGDD NETWORK GROUP LTD.

Name:	Xi Zeng
Title:	Chairman of the Board and Chief Executive Officer